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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Goldcorp Inc.

        We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Glamis Gold Ltd. Amended Incentive Share Purchase Option Plan of our report, dated March 3, 2006, with respect to the consolidated financial statements of Goldcorp Inc. as at and for the period ending December 31, 2005, which report appears in the December 31, 2005 annual report on Form 40-F of Goldcorp Inc.

Deloitte & Touche LLP
Independent Registered Chartered Accountants
Vancouver, British Columbia, Canada
November 16, 2006

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM